EXHIBIT  11 - EARNINGS (LOSS) PER SHARE


         Statement Regarding Computation of Per Share Earnings (Loss)

                                                                     YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------------
Basic Earnings (Loss) Per Share                           1997                 1996                1995
                                                    -----------------   ------------------   -----------------
Computation for Statement of Operations:
  Net earnings per statement of
  operations used in basic earnings
  per share computation:

         Basic earnings (loss)                      $       1,478,525   $      (3,724,917)   $       2,005,897
                                                    =================   =================    =================




         Weighted average number of shares
         outstanding                                        1,345,972           1,341,316            1,276,195
                                                    =================   =================    =================


Basic earnings (loss) per share                     $            1.10   $           (2.78)   $            1.57
                                                    =================   =================    =================

                  Statement Regarding Computation of Per Share Earnings (Loss) - (Continued)

                                                                     YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------------
Diluted Earnings (Loss) Per Share                         1997                 1996                 1995
                                                    -----------------   ------------------   -----------------
Computation for Statement of Operations:
  Net earnings per statement of
  operations used in  diluted
  earnings per share computation:

         Basic earnings (loss)                      $       1,478,525   $       (3,724,917)  $       2,005,897

   Interest on convertible notes,
   net of tax effect                                          279,435                /(1)/             286,172
                                                    -----------------   ------------------   -----------------

         Basic earnings (loss) as adjusted                 $1,757,960         $(3,724,917)          $2,292,069
                                                    =================   =================    =================

   Weighted average number of shares
   outstanding, as per diluted
   computation above                                        1,345,972           1,341,316            1,276,195

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Treasury Stock
   Method                                                      33,835               /(1)/               68,008

   Weighted average shares issuable from
   assumed conversion of convertible notes                    428,164               /(1)/              442,339
                                                    -----------------                        -----------------

         Weighted average number of shares
         outstanding                                        1,807,971           1,341,316            1,786,542
                                                    =================   =================    =================


Diluted earnings (loss) per share                               $0.97              $(2.78)               $1.28
                                                    =================   =================    =================

/(1)/  Anti-dilutive



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